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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the following Registration Statements of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

Registration Statements on Form S-8

                                       Registration
Name                                   Number              Date Filed
-----------------------------------------------------------------------------
1992 Stock Option Plan, as Amended     333-19251           January 3, 1997
Employee Stock Purchase Plan           333-30173           June 27, 1997
1997 Stock Option Plan                 333-30357           June 30, 1997
1997 Stock Option Plan, as Amended     333-32160           March 10, 2000


                                                  /s/ Ernst & Young LLP


Baltimore, Maryland
June 27, 2001